                                                           Exhibit 99

Taubman Centers, Inc. 200 East Long Lake Road Suite 300 Bloomfield Hills, Michigan 48304-2324	T 248.258.6800 www.taubman.com

CONTACT:

Barbara Baker
Taubman, Vice President, Investor Relations
248-258-7367
bbaker@taubman.com

FOR IMMEDIATE RELEASE

TAUBMAN CENTERS ISSUES 2010 RESULTS AND INTRODUCES 2011 GUIDANCE
•	Record Mall Tenant Sales of $564 Per Square Foot, Up 12.4%
•	Leased Space, Ending Occupancy, Opening Rents Up
•	Net Income, FFO and NOI Up for the Year
•	Company Partners with Experienced Team on Outlet Initiative

BLOOMFIELD HILLS, Mich., Feb. 10, 2011 - - Taubman Centers, Inc. (NYSE:  TCO) today reported financial results for the quarter and full year periods ended December 31, 2010.

Net income (loss) allocable to common shareholders per diluted common share (EPS) for the quarter ended December 31, 2010 was $0.60, up from $0.07 for the quarter ended December 31, 2009.  EPS for the year ended December 31, 2010 was $0.86 up from a $(1.31) loss for the year ended December 31, 2009.

For the quarter ended December 31, 2010, Funds from Operations (FFO) per diluted share was $1.06, up 14.0 percent from $0.93 Adjusted FFO per diluted share for the quarter ended December 31, 2009.  There were no adjustments in 2010.  Adjusted FFO in 2009 excludes the impact of $0.37 per diluted share of litigation charges.  FFO was $0.56 per diluted share for the quarter ended December 31, 2009.

For the year ended December 31, 2010, FFO per diluted share was $2.86 versus Adjusted FFO per diluted share of $3.06 for the year ended December 31, 2009.  Adjusted FFO for the year ended December 31, 2009 excludes the impact of $2.38 per diluted share of litigation, restructuring and impairment charges.  FFO was $0.68 per diluted share for the year ended December 31, 2009.

“These results are very positive,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers.  “We have actively managed our portfolio through a very difficult environment, and our NOI has begun to grow again.  The regional mall model – especially given the quality of our assets – gives us great confidence in our future.”

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Core Strength

Mall tenant sales per square foot at Taubman properties was up 12.9 percent during the quarter and 12.4 percent for the year ended December 31, 2010.  The resulting sales per square foot of $564 for 2010 is a record for the company and for the publicly held U.S. regional mall industry.  Sales per square foot increased at all centers with the company’s Florida and Michigan properties leading the way.  Sales per square foot increases were strong across many categories including sporting goods, women’s specialty, food specialty, family and women’s shoes, home furnishings and unisex apparel categories, which were all up double digit percentages. In addition, electronics had an exceptionally strong year.

“We’re delighted with these strong tenant sales results.  We had double digit increases every quarter of 2010,” said Mr. Taubman.

Leased space at December 31, 2010 was 92.0 percent, up 0.4 percent from December 31, 2009.  Ending occupancy at December 31, 2010 was 90.1 percent, up 0.3 percent from December 31, 2009.  Opening rents per square foot for the year were $49.69, up 3.9 percent from opening rents per square foot in 2009.

Net Operating Income (NOI) excluding lease termination income grew 4.8 percent for the quarter and 0.5 percent for the year ended December 31, 2010.  The quarter’s strong NOI results were driven by minimum rents, percentage rent, sponsorship income, specialty leasing income and center-related operating expense reductions.

External Growth

The company has a multi-pronged strategy for external growth encompassing a diversity of markets and product types to create long-term value for shareholders.  Progress in 2010 includes the following:

•	Outlet Center Development
The company is announcing today it has been working with a company headed by Bruce Zalaznick, a former executive vice president of Prime Outlets and Chelsea Property Group.  He has a 20-year proven track record of successful outlet development.  Taubman has formed a joint venture with his company - to seek development sites for outlet-style shopping centers.  Taubman will hold a 90 percent ownership interest in the joint venture for any projects that move forward.

•	Asia Development
In October, the company appointed seasoned real estate executive, René Tremblay as president, Taubman Asia.  Mr. Tremblay is leading the company’s expansion initiatives in China and South Korea.  During 2010, Taubman Asia was selected to lease and manage IFC Mall in Yeouido, Seoul, South Korea.

•	Traditional Center Development
The company is on track for the March 22, 2012 opening of City Creek Center (Salt Lake City, Utah). Part of one of the nation’s largest mixed use, downtown redevelopment projects, the center will feature Nordstrom, Macy’s and a full complement of unique point-of-difference stores and restaurants.

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Dividend and Stock Performance

In December 2010, in recognition of improved market conditions, the company increased its regular quarterly dividend by 5.4 percent.  Since its public offering in 1992 Taubman Centers’ dividend has been increased 13 times, achieving a 3.9 percent compounded annual growth rate.  The company has never decreased its dividend or paid a dividend in stock.

During 2010, the company enjoyed a 46.8 percent total shareholder return.  This compares to the MSCI US REIT Index of 28.5 percent, the FTSE NAREIT Equity Retail Index of 33.4 percent and the S&P 500 Index of 15.1 percent.  Over the 10 years ending December 31, 2010, the company’s compounded annual shareholder return has been 22.2 percent.  This compares to the MSCI US REIT Index of 10.6 percent, the FTSE NAREIT Equity Retail Index of 13.2 percent and the S&P 500 Index of 1.4 percent.

2011 Guidance

The company is introducing guidance for 2011.  The company expects FFO per diluted share excluding The Pier Shops (Atlantic City, N.J.) and Regency Square (Richmond, Va.) to be in the range of $2.86 to $2.98 in 2011.  EPS excluding The Pier Shops and Regency Square for the year is expected to be in the range of $1.09 to $1.23.

The company is working with the respective special servicers to transfer title to The Pier Shops and Regency Square as soon as possible; however, the holding periods for both properties remain uncertain and could be extended periods.  The noncash impact of owning these centers (including anticipated default interest) is expected to result in an incremental FFO charge of approximately $(0.20) per diluted share for The Pier Shops and $(0.04) per diluted share for Regency Square in 2011.  Including the impact of depreciation and amortization, the impact on EPS for the two centers is expected to be a charge of $(0.34).  Significant noncash accounting gains will be recognized when the respective loan obligations are extinguished upon transfer of title to the properties.  These gains have been excluded from EPS and FFO per diluted share estimates.  Assuming holding periods through the end of 2011 for both properties, the company estimates 2011 FFO per diluted share to be in the range of $2.62 to $2.74 and EPS to be in the range of $0.75 to $0.89.

Supplemental Investor Information Available

The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investor Relations.”  This includes the following:
•	Income Statements
•	Earnings Reconciliations
•	Changes in Funds from Operations and Earnings Per Share
•	Components of Other Income, Other Operating Expense, and Nonoperating Income
•	Recoveries Ratio Analysis
•	Balance Sheets
•	Debt Summary
•	Other Debt, Equity and Certain Balance Sheet Information

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•	Construction
•	Capital Spending
•	Operational Statistics
•	Owned Centers
•	Major Tenants in Owned Portfolio
•	Anchors in Owned Portfolio
•	Operating Statistics Glossary

Investor Conference Call

The company will host a conference call at 11:00 AM Eastern Standard Time on Friday, February 11 to discuss these results, business conditions and the company’s outlook for 2011. The conference call will be simulcast at www.taubman.com under “Investor Relations” as well as www.earnings.com and www.streetevents.com.  An online replay will follow shortly after the call and continue for approximately 90 days.

Taubman Centers is a real estate investment trust engaged in the development, leasing and management of regional and super regional shopping centers. Taubman's 26 U.S. owned, leased and/or managed properties, the most productive in the industry, serve major markets from coast to coast. Taubman Centers is headquartered in Bloomfield Hills, Michigan and its Taubman Asia subsidiary is headquartered in Hong Kong. Founded in 1950, Taubman celebrated its 60th anniversary in 2010.  For more information about Taubman, visit www.taubman.com.

For ease of use, references in this press release to “Taubman Centers”, “company” or “Taubman” mean Taubman Centers, Inc. or one or more of a number of separate, affiliated entities.  Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to the continuing impacts of the U.S. recession and global credit environment, other changes in general economic and real estate conditions, changes in the interest rate environment and the availability of financing, and adverse changes in the retail industry. Other risks and uncertainties are discussed in the company's filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

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TAUBMAN CENTERS, INC.
Table 1 - Summary of Results
For the Periods Ended December 31, 2010 and 2009
(in thousands of dollars, except as indicated)

	Three Months Ended		Year Ended
	2010	2009	2010	2009

Net income (loss) (1)	58,572	14,235	102,327	(79,161)
Noncontrolling share of income of consolidated joint ventures	(3,879)	(2,845)	(9,780)	(3,115)
Noncontrolling share of (income) loss of TRG	(16,737)	(2,794)	(26,219)	31,224
TRG series F preferred distributions	(615)	(615)	(2,460)	(2,460)
Preferred stock dividends	(3,659)	(3,659)	(14,634)	(14,634)
Distributions to participating securities of TRG	(541)	(362)	(1,635)	(1,560)
Net income (loss) attributable to Taubman Centers, Inc. common shareowners	33,141	3,960	47,599	(69,706)
Net income (loss) per common share - basic	0.61	0.07	0.87	(1.31)
Net income (loss) per common share - diluted	0.60	0.07	0.86	(1.31)
Beneficial interest in EBITDA - Consolidated Businesses (1),(2)	105,154	95,860	322,703	168,651
Beneficial interest in EBITDA - Unconsolidated Joint Ventures (2)	30,127	(3,082)	100,682	67,815
Funds from Operations (1),(2)	88,246	46,389	237,275	55,026
Funds from Operations attributable to TCO (1),(2)	59,624	31,092	160,138	36,799
Funds from Operations per common share - basic (1),(2)	1.09	0.58	2.93	0.69
Funds from Operations per common share - diluted (1),(2)	1.06	0.56	2.86	0.68
Adjusted Funds from Operations (1),(2)	88,246	76,663	237,275	248,732
Adjusted Funds from Operations attributable to TCO (1),(2)	59,624	51,383	160,138	166,267
Adjusted Funds from Operations per common share - basic (1),(2)	1.09	0.96	2.93	3.12
Adjusted Funds from Operations per common share - diluted (1),(2)	1.06	0.93	2.86	3.06
Weighted average number of common shares outstanding - basic	54,685,686	53,616,534	54,569,618	53,239,279
Weighted average number of common shares outstanding - diluted	56,008,080	55,013,454	55,702,813	53,239,279
Common shares outstanding at end of period	54,696,054	54,321,586
Weighted average units - Operating Partnership - basic	80,937,262	79,996,610	80,870,969	79,656,353
Weighted average units - Operating Partnership - diluted	83,130,919	82,264,792	82,875,424	81,269,311
Units outstanding at end of period - Operating Partnership	80,947,630	80,699,271
Ownership percentage of the Operating Partnership at end of period	67.6%	67.3%
Number of owned shopping centers at end of period	23	23	23	23

Operating Statistics (3):
Mall tenant sales (4)	1,487,634	1,337,449	4,619,896	4,185,996
Ending occupancy	90.1%	89.8%	90.1%	89.8%
Average occupancy	89.9%	89.8%	88.8%	89.4%
Leased space at end of period	92.0%	91.6%	92.0%	91.6%
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses (4)	13.1%	14.4%	14.5%	16.2%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures (4)	11.8%	13.1%	13.5%	14.9%
Mall tenant occupancy costs as a percentage of tenant sales - Combined (4)	12.7%	13.9%	14.1%	15.8%
Average rent per square foot - Consolidated Businesses	43.64	42.92	43.63	43.69
Average rent per square foot - Unconsolidated Joint Ventures	43.76	44.20	43.73	44.49
Average rent per square foot - Combined	43.68	43.36	43.66	43.95

Taubman Centers/6

(1)
The three month period and the year ended December 31, 2009 include litigation charges related to Westfarms. Also, the year ended December 31, 2009 includes a restructuring charge, which primarily represents the costs of termination of personnel, and impairment charges related to the write down of The Pier Shops and Regency Square to their fair values. No similar charges were incurred in the three month period and year ended December 31, 2010.

(2)
Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest, income taxes, and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The Company uses Net Operating Income (NOI), as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases. The Company defines NOI as property-level operating revenues (includes rental income excluding straightline adjustments of minimum rent) less maintenance, taxes, utilities, ground rent, and other property operating expenses. Since NOI excludes general and administrative expenses, pre-development charges, interest income and expense, depreciation and amortization, impairment charges, restructuring charges, and gains from land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs. The Company also uses NOI excluding lease cancellation income as an alternative measure because this income may vary significantly from period to period, which can affect comparability and trend analysis. The Company generally provides separate projections for expected NOI growth and lease cancellation income.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains  from extraordinary items and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs.

The Company primarily uses FFO in measuring performance and in formulating corporate goals and compensation. The Company may also present adjusted versions of NOI, Beneficial Interest in EBITDA, and FFO when used by management to evaluate operating performance when certain significant items have impacted results that affect comparability with prior or future periods due to the nature or amounts of these items. For the three month period and the year ended December 31, 2009, FFO was adjusted for litigation charges. Also, FFO for the year ended December 31, 2009 was adjusted for restructuring and impairment charges. In Tables 4, 5, and 9 of this Press Release, the Company has separately presented the impacts of The Pier Shops and Regency Square, as the timing of transfer of ownership of these centers is uncertain.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use common definitions. None of these non-GAAP measures should be considered alternatives to net income as an indicator of the Company's operating performance, and they do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

(3)	Statistics exclude The Pier Shops and Regency Square.

(4)	Based on reports of sales furnished by mall tenants.

Taubman Centers/7

TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Three Months Ended December 31, 2010 and 2009
(in thousands of dollars)

	2010		2009
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)

REVENUES:
Minimum rents	89,775	40,644	87,059	40,505
Percentage rents	6,606	3,696	5,476	2,862
Expense recoveries	71,478	30,346	74,374	29,632
Management, leasing, and development services	4,687		10,990
Other	21,178	2,868	8,376	2,506
Total revenues	193,724	77,554	186,275	75,505

EXPENSES:
Maintenance, taxes, and utilities	45,756	18,123	51,288	18,959
Other operating	20,968	5,151	19,359	6,156
Restructuring charge			(118)
Management, leasing, and development services	2,276		1,886
General and administrative	8,641		6,968
Litigation charges (2)				38,500
Interest expense	38,462	15,960	36,557	16,118
Depreciation and amortization	36,374	9,743	37,239	10,435
Total expenses	152,477	48,977	153,179	90,168

Nonoperating income	1,312	(1)	31	(1)
	42,559	28,576	33,127	(14,664)
Income tax expense	(186)		(1,400)
Equity in income (loss) of Unconsolidated Joint Ventures	16,199		(17,492)

Net income	58,572		14,235
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(3,879)		(2,845)
TRG series F preferred distributions	(615)		(615)
Noncontrolling share of income of TRG	(16,737)		(2,794)
Distributions to participating securities of TRG	(541)		(362)
Preferred stock dividends	(3,659)		(3,659)
Net income attributable to Taubman Centers, Inc. common shareowners	33,141		3,960

SUPPLEMENTAL INFORMATION:
EBITDA - 100% (2)	117,395	54,279	106,923	11,889
EBITDA - outside partners' share	(12,241)	(24,152)	(11,063)	(14,971)
Beneficial interest in EBITDA (2)	105,154	30,127	95,860	(3,082)
Beneficial interest expense	(33,107)	(8,266)	(31,505)	(8,358)
Beneficial income tax expense	(186)		(1,400)
Non-real estate depreciation	(1,202)		(852)
Preferred dividends and distributions	(4,274)		(4,274)
Fund from Operations contribution (2)	66,385	21,861	57,829	(11,440)

Net straightline adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	413	160	(410)	(53)

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(2)	In 2009, the Company recognized litigation charges related to Westfarms. TRG's share of the charges was $30.4 million.

Taubman Centers/8

TAUBMAN CENTERS, INC.
Table 3 - Income Statement
For the Years Ended December 31, 2010 and 2009
(in thousands of dollars)

	2010		2009
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)

REVENUES:
Minimum rents	341,727	155,382	341,914	157,099
Percentage rents	13,167	6,567	10,818	5,039
Expense recoveries	237,415	100,635	246,377	101,692
Management, leasing, and development services	16,109		21,179
Other	46,140	7,807	45,816	8,705
Total revenues	654,558	270,391	666,104	272,535

EXPENSES:
Maintenance, taxes, and utilities	179,234	68,270	189,061	68,094
Other operating	75,401	19,387	67,182	24,024
Restructuring charge (2)			2,512
Management, leasing, and development services	8,258		7,862
General and administrative	30,234		27,858
Litigation charges (3)				38,500
Impairment charges (4)			166,680
Interest expense	152,708	63,835	145,670	64,407
Depreciation and amortization	153,876	38,179	147,316	39,274
Total expenses	599,711	189,671	754,141	234,299

Nonoperating Income	2,802	2	711	87
Impairment loss on marketable securities			(1,666)
	57,649	80,722	(88,992)	38,323
Income tax expense	(734)		(1,657)
Equity in income of Unconsolidated Joint Ventures	45,412		11,488

Net income (loss)	102,327		(79,161)
Net (income) loss attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(9,780)		(3,115)
TRG series F preferred distributions	(2,460)		(2,460)
Noncontrolling share of (income) loss of TRG	(26,219)		31,224
Distributions to participating securities of TRG	(1,635)		(1,560)
Preferred stock dividends	(14,634)		(14,634)
Net income (loss) attributable to Taubman Centers, Inc. common shareowners	47,599		(69,706)

SUPPLEMENTAL INFORMATION:
EBITDA - 100% (2), (3), (4)	364,233	182,736	203,994	142,004
EBITDA - outside partners' share	(41,530)	(82,054)	(35,343)	(74,189)
Beneficial interest in EBITDA (2), (3), (4)	322,703	100,682	168,651	67,815
Beneficial interest expense	(131,484)	(33,076)	(125,823)	(33,427)
Beneficial income tax expense	(734)		(1,657)
Non-real estate depreciation	(3,722)		(3,439)
Preferred dividends and distributions	(17,094)		(17,094)
Funds from Operations contribution (2), (3), (4)	169,669	67,606	20,638	34,388

Net straightline adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	627	162	83	263

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(2)	In 2009, the Company recognized a restructuring charge, which primarily represents the costs of termination of personnel.
(3)	In 2009, the Company recognized litigation charges related to Westfarms. TRG's share of the charges was $30.4 million.
(4)	In 2009, the Company wrote down the book values of The Pier Shops and Regency Square to their fair values. The impairment charges were $160.8 million at TRG's share.

Taubman Centers/9

TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Three Months Ended December 31, 2010 and 2009
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

		2010			2009
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit

Net income attributable to TCO common shareowners	33,141	56,008,080	0.59	3,960	55,013,454	0.07

Add depreciation of TCO's additional basis	1,720		0.03	1,720		0.03

Net income attributable to TCO common shareowners,
excluding step-up depreciation	34,861	56,008,080	0.62	5,680	55,013,454	0.10

Add:
Noncontrolling share of income of TRG	16,737	26,251,577		2,794	26,380,076
Distributions to participating securities	541	871,262		362	871,262

Net income attributable to partnership unitholders
and participating securities	52,139	83,130,919	0.63	8,836	82,264,792	0.11

Add (less) depreciation and amortization:
Consolidated businesses at 100%	36,374		0.44	37,239		0.45
Depreciation of TCO's additional basis	(1,720)		(0.02)	(1,720)		(0.02)
Noncontrolling partners in consolidated joint ventures	(3,007)		(0.04)	(3,166)		(0.04)
Share of Unconsolidated Joint Ventures	5,662		0.07	6,052		0.07
Non-real estate depreciation	(1,202)		(0.01)	(852)		(0.01)

Funds from Operations	88,246	83,130,919	1.06	46,389	82,264,792	0.56

TCO's average ownership percentage of TRG	67.6%			67.0%

Funds from Operations attributable to TCO	59,624		1.06	31,092		0.56

Funds from Operations	88,246	83,130,919	1.06	46,389	82,264,792	0.56

TRG's share of litigation charges				30,392		0.37
Restructuring charge				(118)		(0.00)

Adjusted Funds from Operations	88,246	83,130,919	1.06	76,663	82,264,792	0.93

TCO's average ownership percentage of TRG	67.6%			67.0%

Adjusted Funds from Operations attributable to TCO	59,624		1.06	51,383		0.93

Adjusted Funds from Operations	88,246	83,130,919	1.06	76,663	82,264,792	0.93

The Pier Shops FFO	2,671		0.03	3,041		0.04
Regency Square FFO	(211)		(0.00)	120		0.00

Adjusted Funds from Operations,
excluding The Pier Shops and Regency Square	90,706	83,130,919	1.09	79,824	82,264,792	0.97

TCO's average ownership percentage of TRG	67.6%			67.0%

Adjusted Funds from Operations attributable to TCO,
excluding The Pier Shops and Regency Square	61,286		1.09	53,482		0.97

Taubman Centers/10

TAUBMAN CENTERS, INC.
Table 5 - Reconciliation of Net Income (Loss) Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Years Ended December 31, 2010 and 2009
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

		2010			2009
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units (1)	/Unit

Net income (loss) attributable to TCO common shareowners	47,599	55,702,813	0.86	(69,706)	53,239,279	(1.31)

Add depreciation of TCO's additional basis	6,880		0.12	6,880		0.13

Net income (loss) attributable to TCO common shareowners,
excluding step-up depreciation	54,479	55,702,813	0.98	(62,826)	53,239,279	(1.18)

Add:
Noncontrolling share of income (loss) of TRG	26,219	26,301,349		(31,224)	26,417,074
Distributions to participating securities	1,635	871,262		1,560

Net income (loss) attributable to partnership unit holders
and participating securities	82,333	82,875,424	0.99	(92,490)	79,656,353	(1.16)

Add (less) depreciation and amortization:
Consolidated businesses at 100%	153,876		1.86	147,316		1.85
Depreciation of TCO's additional basis	(6,880)		(0.08)	(6,880)		(0.09)
Noncontrolling partners in consolidated joint ventures	(10,526)		(0.13)	(12,381)		(0.16)
Share of Unconsolidated Joint Ventures	22,194		0.27	22,900		0.29
Non-real estate depreciation	(3,722)		(0.04)	(3,439)		(0.04)

Funds from Operations	237,275	82,875,424	2.86	55,026	81,269,311	0.68

TCO's average ownership percentage of TRG	67.5%			66.8%

Funds from Operations attributable to TCO	160,138		2.86	36,799		0.68

Funds from Operations	237,275	82,875,424	2.86	55,026	81,269,311	0.68

TRG's share of impairment charges				160,802		1.98
TRG's share of litigation charges				30,392		0.37
Restructuring charge				2,512		0.03

Adjusted Funds from Operations	237,275	82,875,424	2.86	248,732	81,269,311	3.06

TCO's average ownership percentage of TRG	67.5%			66.8%

Adjusted Funds from Operations attributable to TCO	160,138		2.86	166,267		3.06

Adjusted Funds from Operations	237,275	82,875,424	2.86	248,732	81,269,311	3.06

The Pier Shops FFO	10,739		0.13	5,210		0.07
Regency Square FFO	933		0.01	296		0.00

Adjusted Funds from Operations,
excluding The Pier Shops and Regency Square	248,947	82,875,424	3.00	254,238	81,269,311	3.13

TCO's average ownership percentage of TRG	67.5%			66.8%

Adjusted Funds from Operations attributable to TCO,
excluding The Pier Shops and Regency Square	167,983		3.00	169,923		3.13

(1)
Per share amounts for Funds from Operations and Adjusted Funds from Operations are calculated using weighted average diluted shares, which include the dilutive effect of potential common stock. Per share amounts for net loss attributable to common shareholders and net loss attributable to partnership unitholders and participating securities are calculated using weighted average outstanding shares, which exclude the dilutive effect of potential common stock because the impact is anti-dilutive.

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 6 - Reconciliation of Net Income (Loss) to Beneficial Interest in EBITDA
For the Periods Ended December 31, 2010 and 2009
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended		Year Ended
	2010	2009	2010	2009

Net income (loss)	58,572	14,235	102,327	(79,161)

Add (less) depreciation and amortization:
Consolidated businesses at 100%	36,374	37,239	153,876	147,316
Noncontrolling partners in consolidated joint ventures	(3,007)	(3,166)	(10,526)	(12,381)
Share of Unconsolidated Joint Ventures	5,662	6,052	22,194	22,900

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	38,462	36,557	152,708	145,670
Noncontrolling partners in consolidated joint ventures	(5,355)	(5,052)	(21,224)	(19,847)
Share of Unconsolidated Joint Ventures	8,266	8,358	33,076	33,427
Income tax expense	186	1,400	734	1,657

Less noncontrolling share of income of consolidated joint ventures	(3,879)	(2,845)	(9,780)	(3,115)

Beneficial Interest in EBITDA	135,281	92,778	423,385	236,466

TCO's average ownership percentage of TRG	67.6%	67.0%	67.5%	66.8%

Beneficial Interest in EBITDA attributable to TCO	91,403	62,183	285,685	158,063

Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 7 - Reconciliation of Net Income (Loss) to Net Operating Income (NOI)
For the Periods Ended December 31, 2010 and 2009
(in thousands of dollars)

	Three Months Ended		Year Ended
	2010	2009	2010	2009

Net income (loss)	58,572	14,235	102,327	(79,161)

Add (less) depreciation and amortization:
Consolidated businesses at 100%	36,374	37,239	153,876	147,316
Noncontrolling partners in consolidated joint ventures	(3,007)	(3,166)	(10,526)	(12,381)
Share of Unconsolidated Joint Ventures	5,662	6,052	22,194	22,900

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	38,462	36,557	152,708	145,670
Noncontrolling partners in consolidated joint ventures	(5,355)	(5,052)	(21,224)	(19,847)
Share of Unconsolidated Joint Ventures	8,266	8,358	33,076	33,427
Income tax expense	186	1,400	734	1,657

Less noncontrolling share of income of consolidated joint ventures	(3,879)	(2,845)	(9,780)	(3,115)

Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	12,241	11,063	41,530	35,343
EBITDA attributable to outside partners in Unconsolidated Joint Ventures	24,152	14,971	82,054	74,189

EBITDA at 100%	171,674	118,812	546,969	345,998

Add (less) items excluded from shopping center NOI:
General and administrative expenses	8,641	6,968	30,234	27,858
Management, leasing, and development services, net	(2,411)	(9,104)	(7,851)	(13,317)
Restructuring charge		(118)		2,512
Litigation charges		38,500		38,500
Impairment charges				166,680
Gain on sale of peripheral land	(1,178)		(2,218)
Interest income	(133)	(30)	(586)	(798)
Impairment loss on marketable securities				1,666
Straight-line of rents	(1,131)	384	(2,701)	(2,569)
The Pier Shops NOI	(1,218)	684	(4,097)	(2,620)
Regency Square NOI	(1,517)	(1,276)	(4,299)	(5,159)
Non-center specific operating expenses and other	7,726	6,108	24,337	18,781

NOI at 100%	180,453	160,928	579,788	577,532

NOI - growth %	12.1%		0.4%

NOI at 100%	180,453	160,928	579,788	577,532

Lease cancellation income (1)	(13,335)	(1,463)	(23,464)	(24,204)

NOI at 100% excluding lease cancellation income	167,118	159,465	556,324	553,328

NOI excluding lease cancellation income - growth %	4.8%		0.5%

(1) Excludes The Pier Shops and Regency Square.

Taubman Centers/13

TAUBMAN CENTERS, INC.
Table 8 - Balance Sheets
As of December 31, 2010 and December 31, 2009
( in thousands of dollars)	As of
	December 31, 2010	December 31, 2009
Consolidated Balance Sheet of Taubman Centers, Inc. (1):

Assets:
Properties	3,528,297	3,496,853
Accumulated depreciation and amortization	(1,199,247)	(1,100,610)
	2,329,050	2,396,243
Investment in Unconsolidated Joint Ventures	77,122	89,804
Cash and cash equivalents	19,291	16,176
Accounts and notes receivable, net	49,906	44,503
Accounts receivable from related parties	1,414	1,558
Deferred charges and other assets	70,090	58,569
	2,546,873	2,606,853

Liabilities:
Notes payable	2,656,560	2,691,019
Accounts payable and accrued liabilities	247,895	230,276
Distributions in excess of investments in and net income of Unconsolidated Joint Ventures	170,329	160,305
	3,074,784	3,081,600

Equity:
Taubman Centers, Inc. Shareowners' Equity:
Series B Non-Participating Convertible Preferred Stock	26	26
Series G Cumulative Redeemable Preferred Stock
Series H Cumulative Redeemable Preferred Stock
Common Stock	547	543
Additional paid-in capital	589,881	579,983
Accumulated other comprehensive income (loss)	(14,925)	(24,443)
Dividends in excess of net income	(939,290)	(884,666)
	(363,761)	(328,557)
Noncontrolling interests:
Noncontrolling interests in consolidated joint ventures	(100,355)	(100,014)
Noncontrolling interests in partnership equity of TRG	(93,012)	(75,393)
Preferred Equity of TRG	29,217	29,217
	(164,150)	(146,190)
	(527,911)	(474,747)
	2,546,873	2,606,853

Combined Balance Sheet of Unconsolidated Joint Ventures (1):

Assets:
Properties	1,092,916	1,094,963
Accumulated depreciation and amortization	(417,712)	(396,518)
	675,204	698,445
Cash and cash equivalents	21,339	18,544
Accounts and notes receivable	26,288	26,982
Deferred charges and other assets	18,891	22,310
	741,722	766,281

Liabilities:
Notes payable	1,125,618	1,092,806
Accounts payable and other liabilities, net	37,292	50,615
	1,162,910	1,143,421

Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(222,109)	(200,169)
Accumulated deficiency in assets - Joint Venture Partners	(194,438)	(166,866)
Accumulated other comprehensive income (loss) - TRG	(2,527)	(5,397)
Accumulated other comprehensive income (loss) - Joint Venture Partners	(2,114)	(4,708)
	(421,188)	(377,140)
	741,722	766,281
(1)	Certain 2009 amounts have been reclassified to conform to 2010 classifications.

Taubman Centers/14

TAUBMAN CENTERS, INC.
Table 9 - Annual Guidance
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

			Guidance for 2011

	Year Ended		Range for Year Ended		Range for Year Ended
	December 31, 2010		December 31, 2011		December 31, 2011
	(Excluding The Pier Shops & Regency Square)	(Including The Pier Shops & Regency Square)	(Excluding The Pier Shops & Regency Square)		(Including The Pier Shops & Regency Square)

Funds from Operations per common share (1)	3.00	2.86	2.86	2.98	2.62	2.74

Real estate depreciation - TRG	(1.77)	(1.87)	(1.64)	(1.62)	(1.74)	(1.72)

Distributions on participating securities of TRG	(0.02)	(0.02)	(0.02)	(0.02)	(0.02)	(0.02)

Depreciation of TCO's additional basis in TRG	(0.12)	(0.12)	(0.12)	(0.12)	(0.12)	(0.12)

Net income attributable to common shareowners, per common share (EPS) (1)	1.10	0.86	1.09	1.23	0.75	0.89

(1)
The noncash impact of owning The Pier Shops and Regency Square (including anticipated default interest) is expected to result in an incremental FFO charge of approximately $(0.20) per diluted share for The Pier Shops and $(0.04) per diluted share for Regency Square in 2011. Including the impact of depreciation and amortization, the impact on EPS for the two centers is expected to be a charge of $(0.34) in 2011.

Significant noncash accounting gains will be recognized when the respective loan obligations are extinguished upon transfer of title to the properties. These gains have been excluded from EPS and FFO per diluted share estimates.